Kenne Ruan, CPA, P.C.                            Phone: (203) 824-0441 Fax: (203) 413-4686

40 Hemlock Hollow Road, Woodbridge, CT 06525                               kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form SB-2 of Emo Capital Corp.. of our report dated August 20, 2007, relating to the financial statements of the period from August 23, 2006 (inception) to July 31, 2007.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

November 30, 2007